EXHIBIT 3.1

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of [signature] Ross Miller Secretary of State State of Nevada	Document Number 20100068066-39
	Filing Date and Time 02/02/2010 12:20 PM
	Entity Number E0041622010-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Dugu Resources, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: National Registered Agents, Inc. of NV (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 1000 East William Street, Ste 204 (Street Address) — Carson City (City) — Nevada 89701 (Zip Code) Mailing Address (if different from street address) — City — Nevada — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 25,000,000 Preferred PV .0001; 100,000,000 Common — Par value per share: $ .0001 — Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Zachery Dingsdale (Name) 117 Queen Street (Street Address) — Cobourg, Ontario Canada (City) — State — K9A 1N1 (Zip Code) 2) Name Street Address — City — State — Zip Code
5. Purpose: (optional: see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Carol McMahan (Name) — X [signature] (Incorporator Signature) 730 W. Randolph St, Ste 600 (Address) — Chicago (City) — IL (State) — 60661 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* National Registered Agents, Inc. of NV X [signature] Norina Nagel-Assistant Secretary — 02/02/2010 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.